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                                                               EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made and entered into as of November 27, 2000, by and between Alliance Imaging, Inc., a Delaware corporation (hereinafter called the "Corporation"), and Jamie E. Hopping (hereinafter called the "Executive"). For purposes of this Agreement, employment with the Corporation shall include employment with any of its affiliated companies.

WITNESSETH THAT:

         The Corporation desires to employ the Executive as a President and Chief Operating Officer (collectively, the "PRESIDENT"), and the Executive desires to accept such employment;


         NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

1.       EMPLOYMENT AND TERM.

         (a) Employment. The Corporation shall employ the Executive as the President of the Corporation, and the Executive shall so serve, for the term set forth in Paragraph 1(b).

         (b) Term. The term of the Executive's employment under this Agreement shall commence on the date hereof (the "Effective Time") and shall end on the first anniversary of the Effective Time, subject to the extension of such term as hereinafter provided and subject to earlier termination as provided in Paragraph 8. The expiration of the term of this Agreement shall be extended automatically by an additional three months as of the last day of each quarterly period following the Effective Time unless either party desires to modify or terminate this Agreement and notifies the other party of its desire to modify or terminate this Agreement at least 30 days prior to any such quarterly renewal date. The period of employment as provided in this Paragraph 1(b) is sometimes referred to herein as the "Term".

2.       DUTIES.

                  During the Term, the Executive shall serve as the President of the Corporation and have all powers and duties consistent with such position. The Executive shall devote substantially her entire time during reasonable business hours (reasonable sick leave and vacations excepted) and use diligent efforts to fulfill faithfully, responsibly and to the best of her ability her duties hereunder; PROVIDED, HOWEVER, that Executive may engage in and devote time to other non-competitive activities to the extent that such time spent is immaterial and does not interfere with Executive's obligations hereunder. During the Term, Executive shall report to the Chief Executive Officer of the Corporation. Executive's duties shall be performed, initially, principally at the Corporation's current offices located in Anaheim, California, or such other locations agreed upon by the parties. Notwithstanding, the foregoing, Executive may be required


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to travel in the conduct of the Corporation's business and to discharge her duties hereunder, provided that the amount and nature of such travel is reasonably consistent with the amount and nature of travel engaged in by other executive officers of the Corporation during the twelve-month period immediately preceding the date of this Agreement.

3.       SALARY.

                  The Corporation shall pay to the Executive as compensation for her services a salary of not less than $350,000.00 per year, payable in accordance with the Corporation's payroll procedures. From time to time, the Board of Directors of the Corporation or a committee thereof (the "Board") will review the Executive's performance and compensation, and will consider adjustments thereto.

4.       ANNUAL BONUSES.

                  For each calendar year during the term of employment, the Executive shall be eligible to receive a cash bonus based on the Corporation's achievement of certain operating and/or financial or other goals established by the Board in its sole discretion, with an initial annual target bonus amount (based on the Corporation's achievement of a reasonable operating budget to be approved by the Board) equal to 70% (the "Target Bonus") of the Executive's then current annual base salary. The bonus plan shall be adopted and administered by the Compensation Committee of the Board. For 2001, Executive shall be guaranteed 66% of the Target Bonus (i.e., 46.2%) notwithstanding Executive's and/or the Corporation's performance with such guaranteed portion of the Target Bonus to be paid on a quarterly basis during 2001. Subsequent to 2001, bonuses, if any, will be paid to Executive in accordance with the terms and conditions of the Corporation's Executive Incentive Plan.

5.       EQUITY INCENTIVE COMPENSATION.

                  During the term of employment hereunder the Executive shall be eligible to participate in the Corporation's Stock Option Plan in effect as of the date hereof.

6.       OTHER BENEFITS.

                  In addition to the compensation described in Paragraphs 3 through 5, above, the Executive shall also be entitled to the following:

         (a) Expense Reimbursement. Executive will be reimbursed all reasonable, ordinary and necessary business expenses, including expenses for entertainment, travel and similar items that are approved by the Corporation in accordance with its regular policy(ies) for business expense reimbursement. The Corporation will reimburse Executive for all expenses upon presentation by Executive of itemized accounts of such expenditures in accordance and in the manner and on a form reasonably prescribed by the Corporation.

         (b) Car Allowance. The Corporation shall pay to the Executive a monthly automobile allowance (the "Automobile Allowance") of not less than $800, to help


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defray the costs associated with Executive's acquisition or maintenance (by lease or otherwise) of an automobile and the related insurance and maintenance therefor.

         (c) Vacation. The Executive shall be entitled to all legal holidays, and three weeks paid vacation per annum, in accordance with the Corporation's current policies.

         (d) Insurance and Benefits. The Executive and her "dependents," to the extent eligible thereunder, shall be entitled to participate in all employee and executive benefit plans, programs and policies currently available to other Corporation employees of comparable status, title and experience, as well as any plans, programs and policies adopted by the Corporation during the Term of this Agreement.

         (e) Participation in Other Benefit Plans. In addition to the foregoing, the Executive shall be entitled to participate in all of the other various retirement, welfare, fringe benefit, executive perquisite, and expense reimbursement plans, programs and arrangements of the Corporation to the same extent that employees generally of the Corporation are eligible for participation under the terms of such plans, programs and arrangements.

         (f) Transitional Expenses. The Corporation shall reimburse Executive for all actual and reasonable costs for relocation of Executive's family from Irving, Texas to Orange County, California. The Corporation will also reimburse Executive for the actual costs for rental housing in Orange County, California for a six month period not to exceed $14,000.00 for such six-month period. The Corporation shall pay Executive $1,500.00 per month for a maximum of six months for travel to and from Texas until relocation of Executive's family to Orange County, California.

         (g) The Corporation will engage a relocation company to assist in the disposition of your current residence. The Corporation and/or the relocation company will ensure that you will receive the appraised value of your residence. Such value is to be determined by independent appraisers.

7.       CONFIDENTIALITY.

                  In view of the fact that Executive's work as an executive of the Corporation will bring Executive into close contact with many confidential affairs of the Corporation, including matters of a business nature, such as information about customers (including pricing information), costs, profits, markets, sales, strategic plans for future development and any other information not readily available to the public, Executive hereby agrees:

         (a) To keep secret all confidential matters of the Corporation (including without limitation such matters which the Corporation notifies Executive are confidential) learned prior to the date of this Agreement and in the course of Executive's employment hereunder, and not to disclose them to anyone outside of the Corporation, either during or after Executive's employment with the Corporation, or both, until such time as the Corporation gives its written consent to such disclosure;


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         (b)      To deliver promptly to the Corporation on termination of
Executive's employment by the Corporation or at any other time the Corporation may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Corporation's business which Executive may then possess or have under Executive's control; and

         (c) That violation of this Paragraph 7 would cause the Corporation irreparable damage for which the Corporation cannot be reasonably compensated in damages in an action at law, and therefore in the event of any breach or threatened breach by Executive of this Paragraph 7, the Corporation shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise (without being required to post a bond). This provision shall not, however, be construed as a waiver of any of the rights which the Corporation may have for damages under this Agreement or otherwise, and all of the Corporation's rights and remedies shall be unrestricted and cumulative.

         (d) For purpose of this Paragraph 7, the term Corporation shall include Alliance Imaging, Inc., its subsidiaries and its affiliates.

         (e) The foregoing provisions of this Section 7 shall not apply to information that (i) is not unique to the Corporation, (ii) is generally known to the industry or the public (other than as a result of Executive's breach of this covenant), (iii) was known by Executive prior to her becoming employed by the Corporation, or (iii) is subsequently obtained by Executive other than in the course of performing duties for the Corporation.

8.       TERMINATION.

                  Unless earlier terminated in accordance with the following provisions of this Paragraph 8, the Corporation shall continue to employ the Executive and the Executive shall remain employed by the Corporation during the entire Term. Paragraph 9 hereof sets forth certain obligations of the Corporation in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 8, Paragraph 9 and Paragraph 10 hereof are defined in Paragraph 8(d), below.

         (a) Death or Disability. Except to the extent otherwise provided in Paragraph 9 with respect to certain post-Date of Termination payment obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event of the Executive's death or in the event that the Executive becomes disabled. The Executive will be deemed to be disabled upon the earlier of (i) the end of a six (6) consecutive month period during which, by reason of physical or mental injury or disease, the Executive has been unable to perform substantially all of her usual and customary duties under this Agreement or (ii) the date that a reputable physician selected by the Board, and as to whom the Executive has no reasonable objection, determines in writing that the Executive will, by reason of physical or mental injury or disease, be unable to perform substantially all of the Executive's usual and customary duties under this Agreement for a period of at least six (6) consecutive months. If any question arises as to whether the Executive is disabled, upon reasonable request therefor by the Board, the Executive shall


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submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. In accordance with Paragraph 14, the Board shall promptly give the Executive written notice of any such determination of the Executive's disability and of any decision of the Board to terminate the Executive's employment by reason thereof.

         (b) Discharge for Cause. In accordance with the procedures hereinafter set forth, the Board may discharge the Executive from her employment hereunder for Cause. Except to the extent otherwise provided in Paragraph 9 with respect to certain post-Date of Termination obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged for Cause. Any discharge of the Executive for Cause shall be communicated by a Notice of Termination to the Executive given in accordance with Paragraph 14 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon and (ii) if the Date of Termination is to be other than the date of receipt of such notice, specifies the termination date (which date shall in all events be within fifteen
(15) days after the giving of such notice). In the case of a discharge of the Executive for Cause, the Notice of Termination shall include a copy of a resolution duly adopted by the Board at a meeting called and held for such purpose authorizing such action. No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination.

         (c) Termination for Other Reasons. The Corporation may discharge the Executive without Cause by giving written notice to the Executive in accordance with Paragraph 14 at least thirty (30) days prior to the Date of Termination. The Executive may resign from her employment by giving written notice to the Corporation in accordance with Paragraph 14 at least thirty (30) days prior to the Date of Termination. Except to the extent otherwise provided in Paragraph 9 with respect to certain post-Date of Termination obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged without Cause or resigns.

         (d) Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

                  (i) "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) the Executive's base salary under Paragraph 3 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and
                           (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid. For the purpose of this Paragraph 8(d)(i), accrued bonus shall be equal to (A) the amount up to, but not to exceed, the Target Bonus, based upon the Executive's regional and personal performance requirements contained in the Corporation's Executive Incentive Plan (such calculation shall be made as of the last completed month preceding the Date of Termination), multiplied


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                           by (B) a fraction equal to the number of days in such
                           year preceding the Date of Termination divided by 365, less (C) any payments previously made with respect to such Target Bonus.

                  (ii) "Cause" means that any of the following has occurred with respect to Executive: (A) Executive has been convicted of a felony (other than a motor vehicle moving violation); (B) Executive has been convicted of stealing funds or property from the Corporation or otherwise engaged in fraudulent conduct against the Corporation; (C) Executive has engaged in knowing and willful misconduct which is materially injurious to the Corporation; (D) Executive has failed or refused to comply with the directions of the Board that are reasonably consistent with Executive's current executive employee title and the terms of this Agreement, the failure with which to comply is materially injurious to the Corporation; or (E) Executive has repeatedly failed or refused to comply with the directions of the Board that are reasonably consistent with Executive's current executive employee title and the terms of this Agreement. Notwithstanding clause (E) of the preceding sentence, no act or omission by the Executive shall constitute Cause hereunder unless the Corporation has given detailed written notice thereof to the Executive, and the Executive has failed to remedy such act or omission within a reasonable time after receiving such notice.

                  (iii) "Date of Termination" shall mean (A) in the event of a discharge of the Executive by the Board for Cause, the date the Executive receives a Notice of Termination, or any later date specified in such Notice of Termination, as the case may be, (B) in the event of a discharge of the Executive without Cause or a resignation by the Executive, the date specified in the written notice to the Executive (in the case of discharge) or the Corporation (in the case of resignation), which date shall be no less than thirty
                           (30) days from the date of such written notice, (C) in the event of the Executive's death, the date of the Executive's death, and (D) in the event of termination of the Executive's employment by reason of disability pursuant to Paragraph 8(a), the date the Executive receives written notice of such termination (or, if earlier, six (6) months following the date the Executive's disability began).

                  (iv)     "Good Reason" shall mean any of the following:

                           (A) the Corporation reduces Executive's base salary; or

                           (B) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's positions with the Corporation as set forth in this Agreement (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Paragraph 2; or


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                           (C)      any material failure by the Corporation to
                                    comply with any of the provisions of this Agreement, which is not remedied within 15 days after notice thereof from the Executive.

                           (D) the Corporation requires Executive to change the location of her principal office or offices in a manner inconsistent with Paragraph 2 hereof;

                           (E) the Corporation or the Board shall notify the Executive that it does not want to renew the Term pursuant to Paragraph 1(b); or

                           (F) the Corporation otherwise subjects Executive to abusive, critical or adversarial conditions such that there is a material worsening of the general quality of Executive's job conditions immediately prior to such change.

9.       OBLIGATIONS OF THE CORPORATION UPON TERMINATION.

                  The following provisions describe the obligations of the Corporation to the Executive under this Agreement upon termination of her employment.

         (a) Death, Disability, Discharge for Cause, or Resignation Without Good Reason. In the event this Agreement terminates pursuant to Paragraph 8(a) by reason of the death or disability of the Executive, or pursuant to Paragraph 8(b) by reason of the discharge of the Executive by the Corporation for Cause, or pursuant to Paragraph 8(c) by reason of the resignation of the Executive other than for Good Reason, the Corporation shall pay to the Executive, or her heirs or estate, in the event of the Executive's death, all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination; provided further that in the event this Agreement terminates pursuant to Paragraph 8(a) by reason of the disability of the Executive, the Corporation shall continue to provide to the Executive, for a period of twenty-four (24) months from the commencement of such disability, all health benefits at least equal to those which would have been provided to Executive in accordance with the plans, programs and arrangements referred to in Paragraph 6(d) and (e) of this Agreement, in addition to any other benefits or payments to which Executive is entitled hereunder or otherwise.

         (b) Discharge Without Cause or Resignation with Good Reason. In the event that this Agreement terminates pursuant to Paragraph 8(c) by reason of the discharge of the Executive by the Corporation other than for Cause, death or disability or by reason of the resignation of the Executive for Good Reason (any such termination, a "Severance"):

                  (i) The Corporation shall pay all Accrued Obligations to the Executive in a lump sum in cash within thirty
                           (30) days after the Date of Termination;

                  (ii) For a period equal to one year, the Corporation shall continue to provide benefits to the Executive and/or the Executive's dependents at least equal to those which would have been provided to them in accordance with the


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                           plans, programs and arrangements referred to in
                           Paragraph 6(d) and (e) of this Agreement; and

                  (iii) The Corporation shall, at its sole expense (not to exceed $25,000), provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive.

10.      DEFRA LIMITATION.

         (a) Notwithstanding anything in this Agreement to the contrary, in the event that the provisions of the Deficit Reduction Act of 1984 ("DEFRA") relating to "excess parachute payments" shall be applicable to any payment or benefit received or to be received by Executive in connection with a termination of the Executive's employment with the Corporation, then the total amount of payments or benefits payable to Executive which are deemed to constitute parachute payments shall be reduced to the largest amount such that provisions of DEFRA relating to "excess parachute payment" shall no longer be applicable. Should such a reduction be required, the Executive shall determine, in the exercise of his sole discretion, which payment or benefit to reduce or eliminate. Pending such determination, the Corporation shall continue to make all other required payments to Executive at the time and in the manner provided herein and shall pay the largest portion of any parachute payments such that the provisions of DEFRA relating to "excess parachute payments" shall no longer be applicable.

         (b) Recharacterization of Payments. Due to the complexity in the application of Section 280(G) of the Internal Revenue Code of 1986, as amended (the "Code") it is possible that payments made or benefits received hereunder should not have been made under Paragraph 10(a) (an "Overpayment"). In the event that it is determined in writing by the Corporation's outside auditors in their reasonable good faith judgment or by any court of competent jurisdiction that an Overpayment has been made resulting in an "Excess Parachute Payment" as defined in Section 280G(b)(1) of the Code, then any such Overpayment shall be treated for all purposes as an unsecured, long-term loan from the Corporation to the Executive, her personal representative, her successors or assigns, as the case may be, that is payable, together with accrued interest from the date of the making of the Overpayment at the rate of 8% per annum on the later to occur of the third anniversary of the payment of such Overpayment, or 6 months following the date upon which it is determined an Overpayment was made. Should it be determined that such an Overpayment has been made, the Executive shall determine, in the exercise of her sole discretion, which payments or benefits shall be deemed to constitute the Overpayment.

11.      NO SET-OFF OR MITIGATION.


                  The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the


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amounts payable to the Executive under any of the provisions of this
Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

12.      PAYMENT OF CERTAIN EXPENSES.

                  The losing party in any suit or proceeding to enforce this Agreement shall reimburse the prevailing party for all reasonable costs and expenses incurred in connection with such suit or proceeding.

13.      BINDING EFFECT.

                  This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a substantial portion of its assets, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Regardless of whether such an agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law, and such successor shall be deemed the "Corporation" for purposes of this Agreement.

14.      NOTICES.

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

         (a)      If to the Board or the Corporation, to:

                  Alliance Imaging, Inc.
                  1065 North PacifiCenter Drive, Suite 200
                  Anaheim, CA 92806 Attention: General Counsel
                  Facsimile: (714) 688-3377


         (b)      If to the Executive, to:

                  Ms. Jamie E. Hopping
                  1410 Cottonwood Valley Circle North
                  Irving, TX  75038


Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.


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15.      INDEMNIFICATION.

                  The Corporation agrees to indemnify the Executive to the fullest extent permitted by law for her services to, or on behalf of the Corporation, as an Executive hereunder, as a director (as applicable) and in any and every other capacity in which he may serve the Corporation or its interests. In furtherance of such agreement to indemnify, but not by way of limitation, the terms of the Corporation's certificate of incorporation and by-laws providing for such indemnification and payment of expenses, as in effect on the date hereof, are hereby incorporated by reference as if fully stated herein. For the purpose of this Agreement, any amendment to said certificate of incorporation or by-laws shall not be effective to reduce, qualify or otherwise limit the scope, benefit or enforceability of this provision; provided, however, if any such amendment extends or improves the scope, benefit or enforceability of the indemnification and payment of expenses contained in such certificate of incorporation or by-laws for any officer, director, employee or agent, such extended or improved provisions shall be deemed to be incorporated by reference herein for the benefit of the Executive without any further action by the Corporation or the Executive.


                  The indemnification provided in this Section 15 shall include, without limitation, all legal fees and expenses that may be incurred by Executive (whether during the term of her employment hereunder or following the termination of this Agreement) to the extent that such legal fees and expenses relate to any claim or other cause of action in respect of the Corporation or Executive's services to, or on behalf of, the Corporation as Executive hereunder, as a director (as applicable), and in any and every other capacity in which she may serve the Corporation or its interests.

16.      TAX WITHHOLDING.

                  The Corporation shall provide for the withholding of any taxes required to be withheld by federal, state, or local law with respect to any payment in cash, shares of stock and/or other property made by or on behalf of the Corporation to or for the benefit of the Executive under this Agreement or otherwise. The Corporation may, at its option: (a) withhold such taxes from any cash payments owing from the Corporation to the Executive, (b) require the Executive to pay to the Corporation in cash such amount as may be required to satisfy such withholding obligations and/or (c) make other satisfactory arrangements with the Executive to satisfy such withholding obligations.

17.      ARBITRATION.

                  Except as to any controversy or claim which the Executive elects, by written notice to the Corporation, to have adjudicated by a court of competent jurisdiction, any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in Los Angeles, California in accordance with the laws of the State of California. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The costs and expenses of the


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

arbitrator(s) shall be borne by the Corporation. The award of the arbitrator(s) shall be binding upon the parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

18.      NO ASSIGNMENT.

                  Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

19.      EXECUTION IN COUNTERPARTS.

                  This Agreement may be executed by the parties hereto in two
(2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

20.      JURISDICTION AND GOVERNING LAW.

                  Except as provided in Paragraph 17, jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of California, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of California, other than the conflict of laws provisions of such laws.

21.      SEVERABILITY.

                  If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and the Executive consents and agrees that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

22.      PRIOR UNDERSTANDINGS.

                  This Agreement and that certain Letter Agreement by and between the Corporation and Executive dated even date herewith embodies the entire understanding of the parties hereto and, upon its effectiveness, will supersede all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.


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IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first above written.

Attest:                                 ALLIANCE IMAGING, INC.



/s/ Russell D. Phillips, Jr.            By: /s/ Richard N. Zehner
-----------------------------------        -------------------------------------
Name:    Russell D. Phillips, Jr.          Name:     Richard N. Zehner
                                           Title:    Chairman and Chief
                                                     Executive Officer


                                        EXECUTIVE


                                        By: /s/ Jamie E. Hopping
                                           -------------------------------------
                                           Name:     Jamie E. Hopping
                                                     President and
                                                     Chief Operating Officer















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